DEPOSIT RECEIPT AND CONTRACT FOR SALE AND PURCHASE

REGIONAL DEVELOPERS, INC., a Florida corporation, whose principal place of business is 3343 Peachtree Road, NE, Suite 530, Atlanta, Georgia 30326, telephone number (404) 240-4108, hereinafter called Seller, and INLAND COMMUNITIES, INC., a Florida corporation, of 3803 Ocean Drive, Vero Beach, Florida 32963 and telephone number is (561) 234-5661 or assignees, hereinafter called Buyer agree that Seller shall sell and Buyer shall buy the following property upon the terms and conditions hereinafter set forth.

          SEE ATTACHED EXHIBIT "A" - (See Attached Legal Description) (Containing approximately 72 lots in Summerbooke Subdivision, 8877 Blackheath Way in Golden Eagle subdivision, OxBottom Lot No.2, Block W - Unit 5-A, Preservation Pointe property, 2876 and 2880 Gulfwind Drive West, Pine Landings, two (2) townhouses in Herring Place, Lakeshore Gardens , Assignment of Contract interest in Pine Summit Project, Fort Pierce, FL)

2.         PURCHASE PRICE:   Buyer and Seller agree that the purchase price
for the site shall be TWO MILLION THREE HUNDRED SEVENTY NINE THOUSAND SIXTY FOUR DOLLARS AND 26/100 CENTS ($2,379,064.26)., allocated as follows:

          72 Summerbooke lots                   $   1,717,725.60
          Ox Bottom Lot 2,W 5-A                        35,999.84
          Pine Landings                               270,255.22
          8877 Blackheath Way                         180,547.07
          5B Herring Place - 2880 Gulfwind             53,407.73
          5C Herring Place - 2876 Gulfwind             53,432.34
          Lakeshore Gardens                           269,328.27
          Preservation Pointe                          18,623.41
          Pine Summit                                  50,000.00
                                               ____________________

                                                $   2,649,319.48

     METHOD OF PAYMENT:
          a) Assumption of Current Debt to
               People's First Community Bank    $   1,594.676.86
               Jacobwicz Debt                   $     339,595.65
               Capital City Bank                $     394,791.75
               Panza Revocable Trust            $     270,255.22
          b) Approximate balance to close in cash
                                                $      50,000.00
               (Excluding Buyer's expenses subject to prorations)
                    TOTAL PURCHASE PRICE        $   2,649,319.48
3.     TIME FOR ACCEPTANCE: If this offer is not executed by Seller and Buyer
prior to June 28, 1999   the deposit shall be returned to Buyer and this offer
shall be null and void. The date of this contract shall be the date when the last party has signed this contract and initialed any corrections.

4. CLOSING AND POSSESSION: This contract shall be closed and the deed delivered on or before June 30, 1999 unless extended by other provisions of this contract. Possession of the property shall be delivered to Buyer at closing.

5. EVIDENCE OF TITLE: Seller and Buyer agree that neither party wishes to have title insurance on the above property and will rely exclusively on the warranty of the title given to them, as well as the Affidavit of No-Lien or Encumbrances to be executed in connection with this contract. Seller warrants title to be given free and clear, except from the aforementioned mortgages given to People's First Bank, Capital City Bank, and David Jacobwicz, covenants and restriction, and easements of record.

6.     RESTRICTIONS; EASEMENTS; LIMITATIONS:     Buyer and Seller agree that
the Buyer is taking this property subject to all existing taxes and homeowners dues (if any) which may be due and not yet paid. Further, Buyer agrees to take title subject to any of the following: special assessments and those taxes accruing hereafter, zoning and other governmental restrictions, plat restrictions and qualifications, public utility easements, and restrictive covenants of record.

7. INSTRUMENTS: Title to real property shall be conveyed by general warranty deed. Seller represents that it has legal authority and capacity to convey title to the property with all improvements. Seller shall furnish to Buyer a Seller's affidavit that there have been no improvements to subject property for 90 days preceding date of closing for which a lien could be filed.

8. PRORATIONS: All taxes and homeowners association dues from the current year shall NOT be prorated as of date of closing. Buyer shall be deemed the owner of the property on date of closing.

9.     EXPENSES:
     Buyer shall pay for the following:

          a)     recording fees
          b)     any costs associated with loan

     Seller shall pay for the following:
          a)     state documentary stamps on deed


10. FAILURE OF PERFORMANCE: If Buyer fails to perform this contract within the time specified (including payments of all deposits), the deposit(s) paid by Buyer may be retained by or for the account of the Seller as agreed upon liquidated damages, consideration for the execution of the contract and in full settlement of any claims; whereupon Buyer and Seller shall be relieved of all obligations under contract; of Seller, at Seller's option, may proceed in law or in equity to enforce Seller's rights under this contract. If, for any reason other than failure of Seller to make Seller's title marketable after diligent effort, Seller fails, neglects or refuses to perform this Contract, the Buyer may seek receive the return of Buyer's deposit(s) and agreeing to waive any action for damages resulting from Seller's breach.

11. ATTORNEYS FEES AND COSTS: In connection with any litigation, including appeals arising out of this contract, the prevailing party shall be entitled to recover all costs incurred, including reasonable attorney fees.

12. TYPEWRITTEN, WRITTEN AND OTHER AGREEMENTS: There are no agreements, promises, or understandings between these parties except as specifically set forth herein. No alterations or changes shall be made to the contract except those in writing initialed and dated by all parties. Typed or written provisions inserted in this contract shall control all printed provisions in conflict.

13.     SPECIAL CLAUSES:

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BUYER                                   SELLER
INLAND COMMUNITIES, INC.                REGIONAL DEVELOPERS, INC.
a Florida corporation                   a Florida corporation
FED ID#_Pending_______________          FED ID# 59-3285529

___________________________________     _________________________________
By: Ruben R. Rowe, III                  By: Arthur G. Weiss, Vice-President
DATE:_________________________          DATE:____________________________